EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 10/19/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.12%	0.28%	7.36%
Class B Units	0.10%	0.24%	6.63%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED OCTOBER 19, 2007

Grant Park realized small trading gains during the past week.  Energy positions were responsible for the bulk of profits, with additional gains coming from the interest rate and metals sectors.  Losses came mainly from positions in the stock indices.

Long positions in the energy sector benefited from a spike in crude oil prices as the November contract on NYMEX traded above the $90 level for the first time.  Worries over supply ahead of the winter heating season combined with tensions between Turkey and Kurdish rebels in northern Iraq pushed crude prices higher for the session.  Analysts suggested that the price rise was also aided by a plunging U.S. dollar, which established a new all-time low against the euro on heavy speculation that the U.S. Federal Reserve could lower interest rates at the end of this month.  Long positions in heating oil and unleaded gasoline also reported gains.

Weakness in global share markets resulted in higher prices for fixed income instruments as investors bought U.S. Treasuries and Japanese fixed income to protect themselves from the volatility of stocks.  Grant Park’s long positions in the U.S. Ten-year note and Japanese government bonds reported gains as ‘safe haven’ buying activity in government securities spiked in response to the violent sell-off in the world’s equities markets at the end of the week.

Long positions in the precious metals were profitable after the weak dollar and higher crude oil prices pushed the price of gold higher.  The December contract on COMEX closed at $768.40 per ounce, up $14.60 for the week as investors purchased gold as a protection against higher inflation.

Lastly, long positions in the equity sector were dealt losses after the re-emergence of credit concerns sent share prices dramatically lower. A poor earnings forecast for Caterpillar along with disappointing third-quarter reports from Bank of America, Citigroup and Wachovia, all of whom reported that mortgage woes contributed to

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

losses, sparked a 366 point sell-off in the Dow Jones Industrials on the 20th anniversary of Black Monday.  Long positions in the S&P Composite Index; Nikkei, German DAX and NASDAQ-100 Index sustained the largest losses.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com